UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
____________________________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 10, 2023
____________________________________________

COPT DEFENSE PROPERTIES
(Exact name of registrant as specified in its charter)

Maryland	1-14023	23-2947217
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

6711 Columbia Gateway Drive, Suite 300, Columbia, MD	21046
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (443) 285-5400

____________________________________________

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of beneficial interest, $0.01 par value	CDP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 13, 2023, COPT Defense Properties (the “Registrant”) issued a press release to announce that Britt A. Snider, age 47, is joining the Registrant as Executive Vice President and Chief Operating Officer, effective as of December 1, 2023. Mr. Snider has nearly 20 years’ experience in the commercial real estate industry. Since 2020, he has served as Principal of Redbrick LMD, LLC, a diversified real estate investment and development company based in Washington, D.C., where he was a member of the senior leadership team overseeing the company’s development, asset management and leasing activities. From 2019 to 2020, Mr. Snider served as Senior Vice President - Mixed Use of WS Development, a real estate investment and development company based in Chestnut Hill, Massachusetts, where he led the company’s mixed-use development initiatives outside of the Boston Seaport. Mr. Snider also served from 2016 to 2019 as Executive Vice President, Head of Commercial Asset Management at JBG Smith (NYSE: JBGS), a mixed-use investment and development real estate investment trust, where he oversaw the company’s office portfolio, and from 2006 to 2016 as Principal, Development of The JBG Companies, a predecessor company to JBG Smith, where he oversaw all development and pre-development activities for a portfolio of properties.

Mr. Snider will be paid an annual base salary of $425,000, with a target-level cash annual incentive award equal to 115% of his base salary and a target-level long-term incentive plan award equal to 195% of his base salary. Upon joining the Registrant, Mr. Snider will be granted time-based equity with a value of $600,000 in the form of either restricted shares or profit interest units, based upon his election, with such shares or units being subject to forfeiture restrictions lapsing in equal annual increments over a five-year period as long as he remains employed by the Registrant on each vesting date. He will also receive a cash signing bonus of $300,000 to be paid ratably over a 12-month period as long as he remains employed by the Registrant as of such payment dates.

Effective as of December 1, 2023, Mr. Snider will commence participation in the Registrant’s Executive Change in Control Plan (the “Plan”) for a participation period of no less than five years. The Plan provides for a severance package in the event the employee is terminated within 12 months of a change of control of the Registrant or the employee is terminated without cause or upon constructive discharge. The Plan participants must agree to certain non-competition, non-solicitation and confidentiality covenants, and must deliver a release of claims in order to receive payments and benefits under the Plan. Specifically, the Plan includes a non-compete provision for a 12-month period following termination of employment. The Plan also requires delivery of a release of claims against the Registrant and related parties to be eligible to receive severance payments under such agreement.

Mr. Snider’s severance multiple under the Plan will be 1.0 or, in the event of a termination in connection with a change in control of the Company, as defined in the Plan, or within 12 months thereafter, the multiple will be 2.99.

There are no family relationships between Mr. Snider and any trustee or executive officer of the Registrant, and he is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01.             Financial Statements and Exhibits

(d)     Exhibits.

Exhibit Number	Exhibit Title
99.1	Press Release dated November 13, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPT DEFENSE PROPERTIES

/s/ Matthew T. Myers
Matthew T. Myers
Senior Vice President, Controller and
Chief Accounting Officer

Date:	November 14, 2023